Exhibit 10.10

Contract No.:__________

Labor Contract

(For full-time employment)

(English Translation)

Shenzhen City

Name of Employer: LOHAS Agricultural Information Technology Co., Ltd. (hereinafter referred to as Party A)

Legal Representative: Zhang Yanyue

Company Address: Room 818, Yisibo Software Building, Haitian 2nd Road, Nanshan District, Shenzhen, Guangdong Province

Phone: 0755-33093706

Employee name:___________________________________________________(hereinafter referred to as Party B)

ID number:_______________________________________________________

Residence Address:________________________________________________

Phone:__________________________________________________________

Email:___________________________________________________________

Emergency Contact:________________________________________________Phone:_____________________

According to the Labor Law of the People’s Republic of China (hereinafter referred to as the Labor Law), the Labor Contract Law of the People’s Republic of China (hereinafter referred to as the Labor Contract Law), and other relevant laws and regulations, Party A and Party B sign this Contract in accordance with the principles of legality, fairness, equality, voluntariness, consensus, honesty and credibility, and jointly abide by the terms listed in this Contract.

I. Contract Period

(I) Party A and Party B agree to determine the term of this Contract according to the following method _____.

1. Fixed term: From   / (M)   / (D),   / (Y) to   / (M)   / (D),   / (Y).

2. Non-fixed term: Starting from ______(M) ______(D), ______(Y).

3. The deadline is to complete certain work tasks: From       /      (M)       /     (D),       /     (Y) until the completion of the task of       /       . The sign for the completion of the task is       /       .

(II) The probation period is       /      months, starting from       /      (M)       /      (D),       /      (Y) and ending on       /      (M)       /      (D),       /       (Y) (the probation period is included in the contract period. If there is no probation period, fill in “None”). If the report-to-duty date does not match the starting date agreed in the probation period, the starting date of probation period shall be brought forward or postponed to the report-to-duty date.

(III) During the probation period of the Contract, Party A may evaluate Party B’s work ability, work situation and work achievements at any time according to its judgment. If Party B does not meet the relevant employment conditions during the probation period, Party A may terminate the Labor Contract.

(IV) If the employment starting date of Party B is inconsistent with the date of Contract, the labor relationship between Party A and Party B shall be established from the actual employment date, and the Labor Contract period and probation period shall also be calculated from the actual employment date.

II. Job Description and Workplace

(I) Party A employs Party B to take up the position of _______ as detailed in “Job Description”.

(II) Party B’s workplace: Shenzhen.

(III) Party B agrees to work in the post (type of work) agreed in this Contract, and complete all the tasks undertaken by the post (type of work) on time, as well as meeting the quality and quantity requirements. Meanwhile, Party B shall also complete other tasks assigned by the Company or the superiors.

(IV) Party B agrees to accept Party A’s performance appraisal according to the system. The result of the appraisal will be used as the basis for the adjustment of Party B’s post, salary and judging whether Party B is competent for the job.

(V) Party A may reasonably adjust Party B’s department, job content and workplace specified in this Article according to business needs and combined with factors such as Party B’s work ability, work performance and physical condition, and Party B shall obey unconditionally.

III. Working Hours, Rest and Vacation

(I) Party A and Party B agree to determine Party B’s working hours according to the method 1 below.

1. Standard working hours, i.e. 8 hours per day (no more than 8 hours) and 40 hours per week (no more than 40 hours), rest at least one day a week.

2. Irregular working system, i.e. the irregular working system shall be implemented for Party B’s post upon the approval of the administrative authority of labor and social security.

3. Working system with comprehensive calculation of working hours, i.e. the working system with comprehensive calculation of working hours shall be implemented for Party B’s post upon the approval of the administrative authority of labor and social security.

(II) Party B shall enjoy statutory holidays, marriage leave, maternity leave, funeral leave and other holidays according to law.

(III) If Party A arranges Party B to extend working hours or work overtime on holidays due to work needs, Party B shall obey Party A’s unified arrangement; Party A shall pay overtime pay in the form of overtime pay etc. as required to protect Party B’s legitimate rights and interests.

(IV) Party B shall work overtime in accordance with Party A’s relevant regulations. Party B shall apply to his/her department head and the head of the human resources department of the Company in advance, and can only work overtime after being approved by the department head and the head of the human resources department. If Party B fails to propose in advance, or if the department head or human resources department head doesn’t approve, it shall not be deemed as working overtime. If Party B works of its own free will, it shall be regarded as a unilateral voluntary act.

(V) If Party B applies for irregular working system or working system with comprehensive calculation of working hours, the overtime compensation shall be paid in accordance with relevant laws.

(VI) Other rest and vacation arrangements for Party B      /

IV. Employment Compensations

Party A shall comply with the statutory wage distribution system and inform Party B. If both parties agree to have a probation period, Party B’s salary during probation period shall be      /     yuan; if there is no probation period or the probation period expires, Party A agrees to pay Party B the wage according to the following method (III) after negotiation with Party B:

(I) If Party A arranges Party B to work overtime, overtime salary shall be paid to Party B according to law based on the normal working hours wage which is     /     yuan per month.

(II) Party B’s monthly lump sum salary is     /     yuan, which includes the normal working hours wage and overtime wage, and which, after converted to normal working hours wage, shall not be lower than the minimum wage for the current year announced by the municipal government.

(III) Party A and Party B agree to determine Party B’s salary according to the Salary Application Form of LOHAS Agricultural Information Technology Co., Ltd. (Pre-tax Salary)

(IV) Party A shall pay Party B the compensations of last month in RMB before ___(D) day of each month. Monthly labor compensations issued by Party A includes all labor compensations including basic salary, allowance, overtime pay (if any), bonus (if any), welfare, etc. If Party B has any objection, Party B shall submit it in writing within 30 days after the payment of the labor compensations in the current month; otherwise, it shall be deemed as no objection. If the payment date of labor compensations agreed above is a legal rest day or a legal holiday, the actual payment date shall be the first working day after the payment date agreed above.

(V) Party A has the right to reasonably adjust Party B’s wage and treatment according to its own production and operation status, economic benefits, Party B’s business ability and performance, changes in Party B’s post and location, and the labor compensations distribution method formulated in accordance with the law.

(VI) According to Party B’s actual and effective extended working hours, Party A shall settle Party B’s overtime wage on a monthly basis based on Party B’s basic wage and pay it on time on the wage payment day of the following month.

(VII) Party B shall pay personal income tax according to law, and Party A shall withhold and remit it according to law.

V. Social Insurance and Welfare Benefits

(I) Party A and Party B shall participate in social insurance and pay social insurance charges in accordance with relevant national, provincial and municipal regulations.

(II) If Party B suffers from illness or non-work-related injury, Party A shall give Party B medical treatment period and treat Party B during the medical treatment period in accordance with relevant national, provincial and municipal regulations.

(III) If Party B suffers from occupational disease or work-related injury, Party A shall implement the provisions of the Law on Prevention and Control of Occupational Disease, Regulations on Worker’s Compensation Insurance and other relevant laws and regulations.

(IV) Party A shall provide Party B with the following welfare benefits     /

VI. Labor Protection, Labor Conditions and Occupational Hazard Protection

(I) Party A shall, in accordance with relevant national, provincial and municipal labor protection regulations, provide labor workplaces and necessary labor protection articles that meet the national safety and health standards to effectively protect Party B’s safety and health in production.

(II) Party A shall provide special labor protection for female employees and underage workers according to relevant national, provincial and municipal regulations.

(III) Where Party B is engaged in     /     , which may cause occupational hazards of     /     , Party A shall take protective measures of     /      and organize     /      times health examination for Party B every year.

(IV) Party B has the right to refuse Party A’s illegal instructions and hazardous operations; Party B has the right to request correction or report to relevant authorities for Party A’s behaviors endangering life safety and health.

VII. Rules and Regulations and Labor Discipline

(I) Party A shall inform Party B of the rules and regulations formulated by Party A according to law.

(II) Party B shall abide by the relevant national, provincial and municipal laws and regulations and the rules and regulations formulated by Party A in accordance with the law, complete the work tasks on time, improve professional skills, abide by the safe operation procedures and professional ethics, and safeguard Party A’s reputation and interests.

(III) Party B shall consciously abide by the relevant family planning regulations formulated by national, provincial and municipal governments.

(IV) Party B shall not engage in any other second occupation or activity that conflicts with Party A’s interests, and shall keep Party A’s business secrets and intellectual property rights.

(V) Party A has the right to formulate and revise the Employee Manual and other rules and regulations. Party B shall abide by the national industry law governing the professions, Party A’s Employee Manual and other internal regulations, and effectively complete the work tasks arranged by Party A. Otherwise, Party A may give corresponding punishment according to the Company’s rules and regulations. Party A requires Party B to read the relevant contents carefully to ensure timely understanding and mastery of Party A’s various information. During the performance of the Contract, Party A may revise its Employee Manual and other rules and regulations, or formulate new rules and regulations.

(VI) Party B shall properly keep Party A’s property and shall return Party A’s property, including but not limited to computers, software, CD, technical documents, etc. when Party B terminates employment for any reason. In case of loss or damage due to Party B’s negligence or intentional act, compensation shall be made by Party B.

(VII) If Party B violates labor discipline and rules and regulations, Party A shall have the right to impose sanctions or economic penalties on Party B according to the regulations of the Government and the Company until the Contract is dissolved upon notice.

VIII. Modification of Contract

(I) Party A and Party B may modify the Contract through negotiation. Modification of the Contract shall be in writing form. Both parties shall hold one copy of the modified Contract.

(II) Any adjustment made by Party A to Party B’s post, workplace or position shall be deemed as Party B’s approval if both parties have not signed a written modified Contract or agreement and Party B has not raised any written objection within one month after its report-to-duty date.

(III) In case the objective conditions on which the Contract is concluded have changed significantly and the Contract cannot be performed, the relevant contents of the Contract may be modified or rescinded upon mutual agreement.

(IV) If the laws, administrative regulations and rules on which this Contract is based are changed, the relevant contents of this Contract shall be modified.

IX. Dissolution and Termination of Contract

(I) Party A and Party B can dissolve the Contract through negotiation.

(II) Party B may dissolve the Labor Contract by giving a written notice to Party A 30 days in advance; Party B may dissolve the Labor Contract by noticing Party A 3 days in advance during the probation period.

(III) Under any of the following circumstances, Party B may notify Party A to dissolve the Labor Contract:

1. Failing to provide labor protection or working conditions as agreed in the Labor Contract;

2. Failing to pay labor remuneration in full and on time;

3. Failing to pay social insurance charges for Party B according to law;

4. Party A’s rules and regulations violate laws and regulations and damage Party B’s rights and interests;

5. Party A causes Party B to enter into or change this Contract against its true intention by means of fraud, coercion or taking advantage of others’ precariousness, thus causing the Labor Contract invalid;

6. Party A waives its legal responsibilities and excludes Party B’s rights, thus causing the Labor Contract invalid;

7. Party A violates the mandatory provisions of laws and administrative regulations, thus causing the Labor Contract invalid;

8. Other circumstances under which Party B may dissolve the Labor Contract according to laws and administrative regulations.

(IV) If Party A forces Party B to work by means of violence, threats or illegal restriction of personal freedom, or if Party A illegally directs or forces risky operations to endanger Party B’s personal safety, Party B may immediately dissolve the Labor Contract without informing Party A in advance.

(V) Under any of the following circumstances, Party A may dissolve the Labor Contract:

1. It is proved that Party B does not meet the employment conditions during the probation period;

2. Party B seriously violates Party A’s rules and regulations;

3. Party B seriously neglects its duty or engages in malpractice for personal gains, causing great damage to Party A;

4. Party B establishes labor relations with other employers at the same time, which has a serious impact on the completion of the work tasks of Party A, or refuses to correct after being proposed by Party A;

5. Party B causes Party A to enter into or change this Contract against its true intention by means of fraud, coercion or taking advantage of others’ precariousness, thus causing the Labor Contract invalid;

6. Party B is verified to have provided false personal data to Party A during the application, including but not limited to: False or forged former employment termination certificate, identity certificate, household registration certificate, educational background certificate, medical examination certificate, etc.; suffering from mental illness, infectious diseases and other diseases that seriously affect work before applying for the job without declaring it at the time of application; or have drug abuse and other misdeeds without declaring it at the time of application; having been put under criminal detention or investigated for criminal responsibility according to law before applying for the job without declaring it at the time of application, etc.;

7. Without special agreement, the employee fails to report to duty within 15 days after signing the Contract;

8. Being investigated for criminal responsibility according to law.

(VI) Under any of the following circumstances, Party A may dissolve the Labor Contract after notifying Party B in writing 30 days in advance or paying Party B an additional month’s salary:

1. If Party B suffers from illness or non-work-related injury, and cannot be engaged in the original work or other work arranged by Party A after the prescribed medical treatment period expires;

2. Party B is not qualified for the job and is still not qualified for the job after training or job post adjustment;

3. The objective conditions on which the Labor Contract was concluded have changed significantly, resulting in the failure to perform the Labor Contract. After negotiation, Party A and Party B fail to reach an agreement on modifying the content of the Labor Contract.

(VII) Under any of the following circumstances, if Party A needs to cut more than 20 employees or less than 20 employees but accounts for more than 10% of the total number of employees of Party A, Party A shall explain the situation to the trade union or all employees 30 days in advance, and after listening to the opinions of the trade union or the employees, Party A may reduce the number of employees after reporting the personnel reduction plan to the labor administrative department of the Government:

1. Reorganization in accordance with the provisions of the enterprise bankruptcy law;

2. Serious difficulties occurring in production and operation;

3. If Party A still needs to reduce its personnel after modifying the Labor Contract due to change to the line of production, major technological innovation or adjustment of the mode of business operation;

4. Other major changes have taken place in the objective economic conditions on which the Labor Contract was concluded, resulting in the failure to perform the Labor Contract.

(VIII) Under any of the following circumstances, the Labor Contract shall be terminated:

1. The term of the Labor Contract expires;

2. Party B starts to enjoy the basic retirement insurance benefits according to law;

3. Party B dies or is declared dead or missing by the people’s court;

4. Party A is declared bankrupt according to law;

5. Party A is revoked of its business license, ordered to close down, revoked or Party A decides to dissolve in advance;

6. Other circumstances stipulated by laws and administrative regulations.

X. Economic Compensation

(I) Under any of the following circumstances, Party A shall pay economic compensation to Party B:

1. Party A proposes to dissolve the Labor Contract to Party B in accordance with the provisions of Article IX (I) of the Contract and dissolves the Labor Contract through negotiation with Party B;

2. Party B dissolves the Labor Contract in accordance with the provisions of Article IX (III) and (IV) of the Contract;

3. Party A dissolves the Labor Contract according to Article IX (VI) of the Contract;

4. Party A dissolves the Labor Contract in accordance with Article IX (VII) of the Contract;

5. Except that Party A maintains or improves the conditions agreed in the Labor Contract to renew the Labor Contract, and Party B does not agree to renew, the fixed-term Labor Contract is terminated in accordance with Item 1 of Article IX (VIII) of the Contract

6. The Labor Contract is terminated according to the provisions of Item 4 and Item 5 of Article IX (VIII) of the Contract;

7. Other circumstances stipulated by laws and administrative regulations.

(II) If both parties dissolve or terminate this Contract, the payment standard of economic compensation shall be implemented in accordance with the Labor Contract Law and relevant regulations of the state, province and city. Where Party A shall pay economic compensation to Party B according to law, such compensation shall be paid when Party B completes the work handover.

XI. Procedures for Dissolution and Termination of Contract

(I) If Party A and Party B dissolve and terminate this Contract, Party B shall go through procedures such as work handover as agreed by both parties. Party A shall issue a written certificate to Party B in accordance with the law, and handle the transfer procedures of archives and social insurance relations for Party B within 15 days.

(II) If Party A and Party B dissolve and terminate this Contract, Party B shall, as agreed by both parties, cooperate with his/her department and other departments of the Company to handle the following procedures before the final working day:

1. Return all identification documents representing the Company’s employees, such as work permits, introduction letters, employee information cards, etc.;

2. Return all documents, materials, records, equipment, tools, stationery, communication equipment, etc. of the Company;

3. Return all company keys kept by employees;

4. To clearly hand over all work to his successor or other colleagues assigned by the Company;

5. Settle all accounts payable and receivable with relevant departments of the Company;

6. When required by Party A, conduct resignation audit;

7. Other items or procedures that must be handed over or conducted according to the Company’s regulations.

The procedures for handing over work shall be carried out according to Party A’s requirements. Upon completion of work handover, Party A shall sign the work handover list for confirmation. If Party B fails to go through the handover procedures as required and causes losses to Party A, Party A has the right to demand compensation from Party B, and Party A has the right not to settle the salary.

XII. Handling of Labor Disputes

Any labor dispute between Party A and Party B shall first be subject to negotiation. If the negotiation fails, they may seek a solution from the trade union of the Company or apply to the labor dispute mediation committee of the Company for mediation; they can also directly apply to the labor dispute arbitration commission of the Government for arbitration. If there is no objection to the arbitration award, both parties must perform it; If they are not satisfied with the arbitration award, they may bring a suit in a people’s court.

XIII. Other Matters that Both Parties Believe Need to Be Agreed Upon:

1. If Party A adjusts Party B’s post due to work needs, and both parties reach an agreement through negotiation, the post can be adjusted and the salary standard of the new post shall be implemented accordingly.

2. During the term of the Contract, Party A may adjust Party B’s workplace (in China) due to the needs of production and operation, and Party B’s workplace may be adjusted after both parties reach an agreement.

3. Due to the performance of this Contract, the notices and documents sent by Party A to Party B may be delivered by special person or by mail according to the address stated on the first page of this Contract, and shall be deemed to have been delivered upon Party B’s sign-off or within 3 days after Party A’s send-off (whether it is signed for by Party B or not). If Party B changes its contact address, it shall notify Party A in writing in time, otherwise it shall be deemed as unchanged.

4. At the same time, Party B authorizes that when Party B is in a state of being unable to be contacted (including hospitalization due to illness, loss of personal freedom, etc.), it has designated the emergency contact person on the first page as the entrusted party of Party B. The entrusted party has the right to make reconciliation, mediation, claim on behalf of Party B, accept relevant notices and change, dissolve and terminate the labor relationship on Party B’s behalf.

5. Party A and Party B confirm that all the intellectual property rights of the work results (including but not limited to technical data, concepts, creativity, and documents that are developed and summarized, and books, work logs, training materials, operation manuals, audio data that are published, etc.) produced by Party B during the work period, regardless of the form (text, images, audio and video, etc.), belong to Party A.

6. Any Labor Contract signed by both parties before the Contract comes into effect shall automatically become invalid from the date of signing this Contract. In case of any inconsistency between the provisions of other previously signed relevant agreements (including but not limited to Employee Confidentiality Agreement) and this Contract, this Contract shall prevail.

XIV. Training Service Period and Non-competition

(I) During the term of the Contract, Party B shall receive special technical training funded by Party A, and the service period for Party A is agreed to be from         /      (M)         /      (D),         /      (Y) to         /      (M)         /      (D),         /     (Y). If Party B dissolves the Contract in advance in violation of this Article, but have performed part of the service period, Party B shall pay back the apportioned training expenses according to unfulfilled part of the service period.

1. Both parties may separately sign a Training/Education Agreement to stipulate the specific service period and compensation standard for implementation.

(II) Party B shall protect Party A’s trade secrets. Trade secrets refer to technical secrets and business information that are not known to the public, can bring economic benefits to Party A, are practical and have been kept confidential by Party A. Including but not limited to the following:

1. Technical information. The scope of technical information generally includes technical scheme, engineering design, circuit design, manufacturing method, formula, process flow, technical index, computer software, database, test results, drawings, sample prototype, model mold, operation manual, technical documents, business correspondence involving trade secrets, etc.

2. Business information. The scope of business information generally includes customer list, marketing plan, procurement data, pricing policy, undisclosed financial resources, labor remuneration, purchase channels, production and marketing policies, objects and contents in bidding and tender, etc.

3. Items for which the Company shall, in accordance with the provisions of the law and relevant agreements, undertake confidentiality obligations to the outside.

(III) Party B’s non-competition period starts from         /      (M)         /      (D),         /      (Y) to         /      (M)         /      (D),         /      (Y). The scope of non-competition is         /      , and the area is         /      . During the non-competition period, Party A shall give Party B certain economic compensation, with the specific standard to be         /      , and the payment method of         /      . If Party B violates the relevant provisions of this Contract, it shall pay liquidated damages of RMB         /      yuan. If the liquidated damages are not sufficient to make up for the actual losses suffered by Party A, Party A reserves the right to recover the actual losses from Party B.

XV. Miscellaneous

(I) For Matters not covered in this Contract or the provisions of the Contract that are inconsistent with the existing laws and regulations, the existing laws and regulations shall prevail.

(II) Party B has read the following rules and regulations of Party A and agrees to attach them to this Contract.

1. Confidentiality Agreement

2. Employee Integrity Agreement

3. Instructions for New Employees

4. Employee Handbook

5. Approval Form for Employee Employment and its Annexes

6. Salary Management System and its Annexes

7. Performance Management System and its Annexes

8. Attendance Management System and its Annexes

9. Provisions on the Administration of Entry and Exit and its Annexes

10. Office Management System and other rules and regulations of the Company

(III) This Contract shall come into force as of the date of signature and seal by both Parties, and shall be null and void if altered or signed by representative without written authorization.

(IV) This Contract is made in duplicate, one for each party.

Party A (Seal):	Party B (Signature):

Legal Representative:

(Principal)

Responsible Person:

(M) (D), (Y)	(M) (D), (Y)